SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15, 2005

Planet411.com, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-27645	88-0258277
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8720 Dufrost, St. Leonard, Quebec, Canada	H1P 2Z5
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (514) 325-4567

___________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 15, 2005, the board of directors appointed Mr. Shing Lo and Mr. Derek Ivany to serve as members of the board of directors until the next annual shareholder meeting or until removed by other action as allowed by the corporate bylaws.

From March 2000 to the present, Mr. Lo has acted as an investment consultant to Investor Group, a company located in Brampton, Ontario, Canada. From January 2002 to the present, Mr. Lo has also acted as an investment consultant to WorldSource Financial Management, a company located in Toronto, Ontario, Canada. In September 2004, Mr. Lo co-founded with Mr. Ivany Indochina Securities Inc.

Mr. Ivany’s business experience has been focused in the area of technical services. Since March 2000, Mr. Ivany has acted as a consultant in the technical services area to TransEuro Energy Corp. and Tainted Enterprises Inc. In September 2004, Mr. Ivany co-founded with Mr. Lo Indochina Securities Inc.

Neither Mr. Lo nor Mr. Ivany has had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Planet411.com Inc.

/s/ Victor Cantore
Victor Cantore
Chief Executive Officer, Chief Financial Officer & Director

Date: September 19, 2005